SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2005

(Date of earliest event reported)

NAVTECH, INC.
(Exact name of Registrant as specified in charter)

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number
0-15362	NAVTECH, INC. (Delaware)	11-2883366
2340 Garden Road, Suite 102,
Monterey, California 93940
(519) 747-1170

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

EAG Acquisition

On November 22, 2005, Navtech, Inc. (the “Company”), Navtech (Sweden) AB (a newly formed wholly owned subsidiary of the Company’s wholly owned subsidiary, Navtech Systems Support Inc.), organized and registered under the laws of Sweden (the “Purchaser”) and SAS AB, a limited liability company organized and registered under the laws of Sweden (the “Seller”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) whereby the Purchaser purchased from the Seller all of the issued and outstanding shares of capital stock of European Aeronautical Group AB (“EAG”), a limited liability company organized and registered under the laws of Sweden (the “EAG Acquisition”).  The purchase price for the EAG Acquisition was SEK 180,000,000 (approximately $22.3 million USD) (subject to upward or downward adjustment based upon an agreed upon working capital threshold at closing, which was estimated at closing to be a downward adjustment of SEK 18,000,000 for an estimated purchase price of SEK 162,000,000 (approximately $20.1 million USD)) in cash and a possible additional SEK 30,000,000 (approximately $3.7 million USD) conditioned on the achievement of certain business performance measures.  Pursuant to the terms of the Securities Purchase Agreement, the Company is required to guaranty the due performance of the Purchaser’s obligations under the Securities Purchase Agreement.  A portion of the proceeds of the Preferred Stock Offering and the Private Placement (each as defined below) were used to fund the cash consideration paid by the Purchaser to the Seller.

The foregoing description of the EAG Acquisition and the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Preferred Stock Offering

On November 22, 2005, the Company, Cambridge Information Group, Inc. (“CIG”) and Externalis S.A. (“Externalis”, and collectively with CIG, the “Investors”) entered into a Series A Convertible Participating Preferred Stock and Warrant Purchase Agreement (the “Series A Purchase Agreement”) whereby the Investors purchased 1,600,000 shares of the Company’s Series A Convertible Participating Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) and warrants (the “Warrants”) evidencing the right to acquire an aggregate of 100,000 shares of the  Company’s common stock, $0.001 par value per share (the “Common Stock”), for an aggregate purchase price of $4,000,000 USD (the “Preferred Stock Offering”).  Pursuant to the terms of the Series A Purchase Agreement, the Company granted to the Investors preemptive rights in connection with issuances by the Company of certain of its shares of capital stock that in any way rank senior to the Common Stock.  The proceeds received by the Company in connection with the Preferred Stock Offering were used to consummate the EAG Acquisition.

The creation of the Series A Preferred Stock was approved by the Company’s Board of Directors on November 21, 2005 and the Certificate of Designation (the “Certificate of Designation”) creating the Series A Preferred Stock was filed with the Delaware Secretary of State’s Office on November 21, 2005.   The Series A Preferred Stock is senior in rights, preferences and privileges to the Common Stock as more fully described in the Certificate of Designation.  See Item 5.03 for a description of the terms of the Certificate of Designation and the terms of the Series A Preferred Stock.

The Warrants have an exercise price of $3.00 (subject to adjustment as set forth in the Warrants), are exerciseable at any time from the date of issuance until the tenth anniversary of the date of issuance and have weighted average anti-dilution protection provisions as set forth in the Warrants.

In connection with the Series A Purchase Agreement, the Company, the Investors, ABRY Mezzanine Partners, L.P. (“AMP”) and ABRY Investment Partnership, L.P. (“AIP” and together with AMP, “ABRY”) entered into a registration rights agreement dated November 22, 2005  (the “Registration Rights Agreement”).  The Registration Rights Agreement obligates the Company to file a registration statement covering (i) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (ii) the shares of Common Stock issuable upon the exercise of the Warrants and the ABRY Warrants (as defined below in the section entitled “Private Placement”) and (iii) any shares of Common Stock previously held by the Investors or acquired after the date of the Registration Rights Agreement by the Investors.  Pursuant to the terms of the Registration Rights Agreement, (a) the Investors are entitled to two demand registration rights and unlimited piggy-back registration rights and (b) ABRY is entitled to one demand registration right and unlimited piggy-back registration rights.

In connection with the Series A Purchase Agreement, the Company and CIG entered into a letter agreement dated November 22, 2005  (the “Letter Agreement”), whereby the Company granted CIG the right to designate two members to serve on the Company’s Board of Directors so long as CIG holds 22% of the Company’ Common Stock on a fully-diluted and as converted basis.  The Letter Agreement further provides that CIG shall have the right to designate one member to serve on the Company’s Board of Directors so long as CIG holds 10% of the Company’s Common Stock on a fully-diluted and as converted basis.  Subject to the requirements of applicable law and any other rules or regulations that apply to the Company, the persons designated by CIG to serve as directors pursuant to the terms of the Letter Agreement shall also be entitled to serve on all committees of the Board of Directors established by the Company.

The foregoing descriptions of the Series A Purchase Agreement, the Warrants, the Certificate of Designation, the Registration Rights Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the Series A Purchase Agreement, the Warrants, the Certificate of Designation, the Registration Rights Agreement and the Letter Agreement, which are filed as Exhibit 10.2, Exhibits 10.3 and 10.4, Exhibit 3.1, Exhibit 10.5 and Exhibit 10.6 respectively hereto, and are incorporated into this report by reference.

Private Placement

On November 22, 2005, Navtech Systems Support Inc. (“Navtech Canada”), a wholly owned subsidiary of the Company, and ABRY entered into a Note Purchase Agreement (the “Note Purchase Agreement”) whereby Navtech Canada agreed to sell to ABRY (i) an aggregate amount of $6,000,000 of its 9.0% Senior Subordinated Notes due 2011 (the “Tranche A Notes”) and (ii) an aggregate amount of $15,000,000 of its 12.5% Senior Subordinated Notes due 2011 (the “Tranche B Notes”, and collectively with the Tranche A Notes, the “Notes”).  The issuance and sale by Navtech Canada of the Notes shall be known in this report as the “Private Placement”.  Navtech Canada shall be required to redeem the Notes on November 22, 2011.  The Tranche A Notes are subject to optional redemption by the Company in whole or in part at any time prior to

November 22, 2007 (as more fully described in Section 7B of the Note Purchase Agreement) and the Tranche B Notes are subject to optional redemption by the Company in whole (not in part) at any time on or after November 22, 2007 with premium (as more fully described in Section 7B of the Note Purchase Agreement). The Notes are also subject to optional redemption by the Company upon a Change of Control (as defined in the Note Purchase Agreement and as more fully described in Section 7C of the Note Purchase Agreement). The proceeds received by Navtech Canada in connection with the Private Placement were used to consummate the EAG Acquisition.

In connection with the Note Purchase Agreement, the Company entered into a Parent Guaranty with AMP, individually and as agent for the other obligees named therein, dated November 22, 2005 (the “Parent Guaranty”), whereby the Company agreed to guaranty Navtech Canada’s obligations to ABRY under the Note Purchase Agreement.  As a result, the Company may become directly liable for Navtech Canada’s obligations under the Note Purchase Agreement upon the occurrence of an event of default under the Note Purchase Agreement.

In connection with the Private Placement, the Company and ABRY entered into a Warrant Agreement dated November 22, 2005 (the “Warrant Agreement”), whereby the Company issued to ABRY warrants to purchase an aggregate of 312,176 shares of the Company’s Common Stock (the “ABRY Warrants”).   The ABRY Warrants have an exercise price of $0.01 (subject to adjustment as set forth in the Warrants), are exerciseable at any time from the date of issuance until the tenth anniversary of the date of issuance and have weighted average anti-dilution protection provisions as set forth in the ABRY Warrants.  Pursuant to the terms of the Warrant Agreement, the Company granted preemptive rights to the holders of the Common Stock underlying the ABRY Warrants with respect future issuances of equity securities by the Company.  Moreover, so long as at least 50% of the Notes remain outstanding, the holders of majority of the Notes then outstanding shall be entitled to designate one member to serve on the Company’s Board of Directors (the “ABRY Director”).  Pursuant to Section 8 of the Note Purchase Agreement, the holders of the Warrants may require Navtech Canada to purchase the ABRY Warrants and/or the shares of Common Stock underlying the ABRY Warrants upon certain events of default under the Note Purchase Agreement or upon a Change of Control (as defined in the Note Purchase Agreement).   The shares of Common Stock underlying the ABRY Warrants are also entitled to certain registration rights as set forth in the Registration Rights Agreement and as described in section entitled “Preferred Stock Offering” above.

The foregoing descriptions of the Note Purchase Agreement, the Tranche A Notes, the Tranche B Notes, the Parent Guaranty, the Warrant Agreement and the ABRY Warrants do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement, the Tranche A Notes, the Tranche B Notes, the Parent Guaranty, the Warrant Agreement and the ABRY Warrants, which are filed as Exhibit 10.7, Exhibit 10.8, Exhibit 10.9, Exhibit 10.10, Exhibit 10.11  and Exhibits 10.12 and 10.13 respectively hereto, and are incorporated into this report by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 22, 2005, the Company completed the acquisition of EAG.  See Item 1.01 above for a description of the terms of the acquisition of EAG.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

See Item 1.01 above for a description of the Company’s obligation as a guarantor under the Securities Purchase Agreement and as a guarantor of Navtech Canada’s obligations under the Note Purchase Agreement pursuant to and accordance with the terms of the Parent Guaranty.

Item 3.02  Unregistered Sales of Equity Securities

In connection with the Preferred Stock Offering, the Company issued and sold 1,600,000 shares of Series A Preferred Stock and warrants to purchase 100,000 shares of the Company’s Common Stock.  See Item 1.01 for a description of the Preferred Stock Offering, including, without limitation, a description of (i) the use of proceeds of the Preferred Stock Offering and (ii) the terms of the Warrants.  See Item 5.03 for a description of the terms of the Series A Preferred Stock.  In connection with the Private Placement, the Company issued and sold warrants to purchase 312,176 shares of the Company’s Common Stock.  See Item 1.01 for a description of the Private Placement, including, without limitation, a description of (i) the use of proceeds of the Private Placement and (ii) the terms of the ABRY Warrants.

The offers and sales of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by the Company not involving a public offering.  The recipients of the securities in each such transaction represented their intention to acquire the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to certificates issued in connection with such transactions.  All recipients represented that they had adequate access to information about the Company.

Item 3.03  Material Modification to Rights of Security Holders

On November 22, 2005, the Company issued 1,600,000 shares of Series A Preferred Stock which was created by the Certificate of Designation that was filed with the Delaware Secretary of State’s Office on November 21, 2005.   The Series A Preferred Stock is senior in rights, preferences and privileges to the Common Stock as more fully described in the Certificate of Designation.  See Item 1.01 for a Description of the Preferred Stock Offering and Item 5.03 for a description of the terms of the Certificate of Designation and the Series A Preferred Stock.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon the closing of the Preferred Stock Offering and pursuant to and in accordance with the terms of the Letter Agreement, Andrew M. Snyder, a designee of CIG, was appointed to fill one (1) existing vacancy on the Company’s Board of Directors by the sitting members of the Company’s Board of Directors.  Effective upon the closing of the Private Placement and pursuant to and in accordance with the terms of the Warrant Agreement, John Hunt, a designee of ABRY, was appointed to fill one (1) existing vacancy on the Company’s Board of Directors by the sitting members of the Company’s Board of Directors.  See Item 1.01 above for a description of the Letter Agreement and the Warrant Agreement.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On November 21, 2005 the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware with respect to the Series A Preferred Stock.  The series consists of 1,600,000 shares Series A Preferred Stock and is designated the “Series A Convertible Participating Preferred Stock” of Navtech, Inc.

The Series A Preferred Stock has the following material terms:

Dividends. The holders (each a “Holder” and, collectively, the “Holders”) of the Series A Preferred Stock shall be entitled to receive, if and when declared by the Company’s Board of Directors and paid by the Company, in preference to the holders of the shares of Common Stock and any other capital stock of the Company ranking junior to the Series A Preferred Stock as to the payment of dividends, annual dividends at the rate per annum of $0.125 per share.  Such dividends will accrue on a daily basis, whether or not earned or declared, and will be compounded annually (to the extent such accruing dividends remain unpaid) on each anniversary of the issuance of the Series A Preferred Stock.  In addition to the dividend described above, the Holders shall be entitled to participate ratably on any dividends paid with respect to the Common Stock.  In the case of any such dividend, each Holder shall be entitled to receive an amount as of the record date for such dividend that would be payable on the largest number of whole shares of Common Stock into which such shares of Series A Preferred Stock held by such Holder could be converted pursuant to the terms of the Certificate of Designation.

Convertibility. The Series A Preferred Stock shall be convertible at the option of the Holder thereof, at anytime after the date of issuance and without payment of additional consideration therefore, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Liquidation Preference (as defined below) per share of Series A Preferred Stock by the Series A Conversion Price (as defined below), in each case as in effect at the time of conversion.  The “Series A Conversion Price” at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock shall initially be $2.50 per share. The “Series A Liquidation Preference” shall be $2.50 per share of Series A Preferred Stock (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event affecting such shares), plus all accrued but unpaid dividends on the Series A Preferred Stock.  Such initial Series A Conversion Price shall be subject to anti-dilution adjustment (in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible) as provided in the Certificate of Designation.  The Company, at its option, may elect to convert not less than all of the outstanding shares of Series A Preferred Stock at the then effective Series A Liquidation Preference (i) at any time on or after November 22, 2006, if the 30-trading day trailing average of the Common Stock (as reported on Yahoo Finance (www.yahoo.com)) exceeds 250% of the then effective conversion price (the “Trigger Date”, and each a “Trigger Date”), provided that the Company may not give notice of its conversion right until November 22, 2006 and the Company must exercise such conversion right within sixty (60) days after the applicable Trigger Date, or (ii) upon the closing of an underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act, in which the price to the public per share of Common Stock exceeds 200% of the then effective conversion price.

Voting Rights. Subject to certain limitations, the Holders shall be entitled to vote with the holders of Common Stock, voting together as one class, on all matters submitted to a vote of the holders of Common Stock, and each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which each such share is convertible as of the record date for the applicable vote.  In addition, the Company may not, without the consent of the Holders of a majority of the shares of the Series A Preferred Stock then outstanding, take certain actions, including, without limitation, (i) create a new class or series of capital stock that are, with respect to the payment of dividends or upon liquidation, senior to or pari passu with the Series A Preferred Stock, (ii) alter, amend or repeal the rights, preferences and privileges of the Series A Preferred Stock or (iii) amend, alter or repeal any provision of the Certificate of Designation.

Liquidation. Upon the liquidation, dissolution, change of control or winding-up of the Company, the Holders will be entitled to receive an amount equal to the greater of (i) $2.50 per share of Series A Preferred Stock (subject to anti-dilution adjustments) plus accrued and unpaid dividends or (ii) the amount that they would have received if they had converted their shares of Series A Preferred Stock to Common Stock on the day prior to the liquidation, dissolution, change of control or winding-up of the Company.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Desgination, which is filed as Exhibit 3.1 hereto, and is incorporated into this report by reference.

Item 9.01  Financial Statements and Exhibits

(a)            Financial statements of businesses acquired

The audited financial statements required by part (a) of Item 9 for the acquisition described in Item 2.01 above are not currently available.  The required financial statements shall be filed in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A as soon as practicable, but not later than February 7, 2006, which is the first business day 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b)            Pro forma financial information

The pro forma financial information required by part (b) of Item 9 for the acquisition described in Item 2.01 above are not currently available.  The required financial statements shall be filed in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A as soon as practicable, but not later than February 7, 2006, which is the first business day 71 days after the date that this Current Report on Form 8-K is required to be filed.

(d)          Exhibits

3.1                           Certificate of Designation filed with the Delaware Secretary of State on November 21, 2005

10.1                           Securities Purchase Agreement dated November 22, 2005 by and among the Company, Navtech (Sweden) AB and SAS AB

10.2                           Series A Convertible Participating Preferred Stock and Warrant Purchase Agreement dated November 22, 2005 by and among the Company, Cambridge Information Group, Inc. and Externalis S.A.

10.3                           Warrant dated November 22, 2005 issued by the Company to Cambridge Information Group, Inc.

10.4                           Warrant dated November 22, 2005 issued by the Company to Externalis S.A.

10.5                           Registration Rights Agreement dated November 22, 2005 by and among the Company, Cambridge Information Group, Inc., Externalis S.A., ABRY Mezzanine Partners, L.P. and ABRY Investment Partnership, L.P.

10.6                           Letter Agreement dated November 22, 2005 by and between the Company and Cambridge Information Group, Inc.

10.7                           Note Purchase Agreement dated November 22, 2005 by and among Navtech Systems Support Inc., ABRY Mezzanine Partners, L.P. and ABRY Investment Partnership, L.P.

10.8                           Tranche A Notes dated November 22, 2005 issued by Navtech Systems Support Inc.

10.9                           Tranche B Notes dated November 22, 2005 issued by Navtech Systems Support Inc.

10.10                     Parent Guaranty dated November 22, 2005 by and among the Company, ABRY Mezzanine Partners, L.P. and ABRY Investment Partnership, L.P.

10.11                     Warrant Agreement dated November 22, 2005 by and among the Company, ABRY Mezzanine Partners, L.P. and ABRY Investment Partnership, L.P.

10.12                     Warrant dated November 22, 2005 issued by the Company to ABRY Mezzanine Partners, L.P.

10.13                     Warrant dated November 22, 2005 issued by the Company to ABRY Investment Partnership, L.P.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NAVTECH, INC.

Dated: November 28, 2005	By: /s/ David Strucke

David Strucke
President and Chief Executive Officer